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                                                                    EXHIBIT 99.1

                                                   (METAL MANAGEMENT, INC. LOGO)

                                               METAL MANAGEMENT, INC.
                                               325 N. LASALLE STREET - SUITE 550
                                               CHICAGO, ILLINOIS 60610
                                               www.mtlm.com
                                               NYSE: MM

AT METAL MANAGEMENT:
Robert C. Larry
Chief Financial Officer
(312) 645-0700
rlarry@mtlm.com

FOR IMMEDIATE RELEASE
NOVEMBER 2, 2006

                        METAL MANAGEMENT REPORTS RESULTS
                     FOR THE PERIOD ENDED SEPTEMBER 30, 2006

                    --   Net Sales of $585 Million

                    --   Net Income of $29.1 Million

                    --   EPS of $1.09 per diluted share

                    --   EBITDA(1) (as defined) of $56.4 Million

CHICAGO, November 2, 2006 - Metal Management, Inc. (NYSE: MM), one of the nation's largest full service scrap metal recyclers, today announced results for the second quarter ended September 30, 2006.

The company generated consolidated net sales of $585 million in the second quarter of fiscal 2007 and net income of $29.1 million. EBITDA (as defined) was $56.4 million, and earnings per share were $1.09 per diluted common share.

SECOND QUARTER HIGHLIGHTS

- Consolidated net sales of $585 million for the quarter ended September 30, 2006, an increase of 55% as compared to consolidated net sales of $378 million for the quarter ended September 30, 2005.

- Net income was $29.1 million or $1.09 per diluted common share, compared to net income of $16.9 million or $0.66 per diluted common share in the same period last year.

- EBITDA (as defined) of $56.4 million in the quarter ended September 30, 2006 represented an increase of 73% over EBITDA (as defined) of $32.6 million for the quarter ended September 30, 2005.

- Approximately 1.4 million tons of metal were processed and sold or brokered, including ferrous yard shipments of approximately 1.3 million tons and non-ferrous shipments of approximately 140 million pounds.

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-    The company turned ferrous inventories approximately 11 times and non-ferrous inventories (excluding stainless and alloy) approximately 13 times.

-    Repurchased approximately $14 million of Metal Management's common stock.

-    A dividend of $0.075 per share was paid to all shareholders of record.

- Metal Management concluded the fiscal quarter with no borrowings under its $300 million line of credit and a cash and short-term investment position of $78 million.

YEAR TO DATE (SIX MONTHS) HIGHLIGHTS

- Consolidated net sales of $1.08 billion for the six months ended September 30, 2006, compared to consolidated net sales of $760 million for the six months ended September 30, 2005.

- Net income of $74 million for the six months ended September 30, 2006, or $2.79 per common diluted share compared to net income of $22.4 million, or $0.88 per common diluted share for the six months ended September 30, 2005.

- EBITDA (as defined) of $110 million for the six months ended September 30, 2006 compared to EBITDA (as defined) of $45.6 million in the six months ended September 30, 2005.

"We are very pleased with our outstanding results in the second fiscal quarter," said Daniel W. Dienst, Chairman and Chief Executive Officer of Metal Management. "Thanks to an exceptional effort by Metal Management's 1,800 employees, we were able to capitalize on strong nonferrous metal fundamentals and manage through volatile ferrous market conditions to achieve record revenues and the second highest quarterly EBITDA in our company's history. We look forward to building on this success to create additional value for Metal Management's shareholders."

Mr. Dienst continued, "Nonferrous market conditions were strong throughout our second fiscal quarter, allowing Metal Management to achieve a record average nonferrous selling price. On the ferrous side, August was a very challenging month in which the automotive auction results for factory auto bundles dropped by $90 per ton, but by quickly turning our inventories we mitigated the impact of this volatility. We also leveraged our transportation and logistics expertise during the quarter to balance the needs of our domestic ferrous consumers while selling record volumes of ferrous scrap into the most attractive global markets."

The company noted that its recent acquisitions have been fully integrated and have enhanced Metal Management's geographic footprint as well as its earnings and profitability. Metal Management's investments in technology and infrastructure also played an important role in the strong second quarter results. Induction sorting machines will soon be running at all Metal Management shredding plants. Metal Management's joint venture shredding operations in Nashville commenced operations in June. Metal Management expects capital expenditures in fiscal 2007 to range from $75 million to $90 million, subject to timing and other conditions.

Mr. Dienst said, "Although we continue to actively review capital allocation opportunities, including acquisitions, this past quarter our Board determined that the most attractive acquisition opportunity was Metal Management's own shares." During the quarter Metal Management announced that its Board of Directors authorized the repurchase of up to 2.7 million shares of the company's common stock, or approximately 10% of the outstanding shares. Through September

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30, 2006, the company had used cash on hand to purchase approximately 531,300 shares at an average price of $26.21 per share. Mr. Dienst added, "We are proud that Metal Management has the financial resources to repurchase shares, invest in our facilities, and pay our regular cash dividend while maintaining the flexibility to purse attractive strategic growth opportunities."

Also announced this quarter, Metal Management began trading on the New York Stock Exchange ("NYSE") with the new ticker "MM" after transferring from NASDAQ on October 5, 2006.

Mr. Dienst concluded, "This has been another important quarter in the history of Metal Management. In addition to our NYSE listing and share repurchase announcement, Metal Management posted per share earnings growth of 65% and processed nearly 20% more scrap metal as compared to last year. Our talented employees worked very hard this summer and it is apparent in these outstanding results. We are now more confident than ever about Metal Management's prospects for continued success as a strong, profitable, and disciplined industry leader."

INVESTOR CONFERENCE CALL

Metal Management will host its Second Quarter Results Conference Call and Webcast at 11:00 am ET (10:00 am CT) on November 2, 2006. The conference call can be accessed by dialing 866-713-8567 passcode 81354144. International callers can dial 617-597-5326 passcode 81354144. The conference will also be accessible via the web at www.mtlm.com . A replay of the call will be available by dialing 888-286-8010 passcode 29766682 through November 9, 2006. International callers can dial 617-801-6888 passcode 29766682 for the replay.

ABOUT METAL MANAGEMENT, INC.

Metal Management is one of the largest full service metal recyclers in the United States, with approximately 50 recycling facilities in 16 states. For more information about Metal Management, Inc., visit the company's website at www.mtlm.com.

FORWARD LOOKING STATEMENTS

All of the statements in this release, other than historical facts, are forward-looking statements made in reliance upon the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. As such, they involve risks and uncertainties and are subject to change at any time. These statements reflect our current expectations regarding the future profitability of the company and its subsidiaries. As discussed in our annual report on Form 10-K for the fiscal year ended March 31, 2006, and in other periodic filings filed by the company with the U.S. Securities and Exchange Commission, some of the factors that could affect our performance include, among other things: cyclicality and competitiveness of the metals recycling industry, commodity price fluctuations, debt covenants that restrict our ability to engage in certain transactions, compliance with environmental, health, safety and other regulatory requirements applicable to the company, potential environmental liability, risk of deterioration of relations with labor unions, dependence on key management, dependence on suppliers of scrap metal, concentration of customer risk and exposure to credit risk, impact of export and other market conditions on the business, availability of scrap alternatives, under funded defined benefit

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pension plans, and the implementation of a significant IT consolidation in fiscal 2007 and 2008.

Forward-looking statements speak only as of the date they were made, and Metal Management undertakes no obligation to update or revise any forward-looking statements in light of new information or future events. You should not place undue reliance on any forward-looking statements, which speak only as of the date of this press release.

(1) EBITDA is defined by the company to be earnings before interest, taxes, depreciation, amortization, severance and other charges, gain (loss) on sale of fixed assets, income from joint ventures, other income (expense), gain on sale of joint venture interest, and stock-based compensation expense. EBITDA is presented because management believes it provides additional information with respect to the performance of its fundamental business activities. Management also believes that debt holders and investors commonly use EBITDA to analyze company performance and to compare that performance to the performance of other companies that may have different capital structures. A reconciliation of EBITDA to GAAP net income is included in the table attached to this release. EBITDA is a measure typically used by many investors, but is not a measure of earnings as defined under Generally Accepted Accounting Principles, and may be defined differently by others.

CONTACTS

Analysts & Investors                    Media
Robert C. Larry, Chief Financial        Andrew B. Siegel
Officer                                 Joele Frank, Wilkinson Brimmer Katcher
Metal Management                        (212) 355-4449
(312) 645-0700

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                             METAL MANAGEMENT, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
               (unaudited, in thousands, except per share amounts)

                                                  THREE MONTHS ENDED               SIX MONTHS ENDED
                                            -----------------------------   -----------------------------
                                            SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,
                                                 2006            2005            2006            2005
                                            -------------   -------------   -------------   -------------
NET SALES                                     $584,708        $378,301       $1,080,620       $759,935
OPERATING EXPENSES:
   Cost of sales (excluding depreciation)      507,263         329,048          930,184        679,427
   General and administrative                   22,775          18,496           43,647         38,242
   Depreciation and amortization                 7,344           4,363           14,191          8,977
   Severance and other charges                       0               0              442              0
                                              --------        --------       ----------       --------
OPERATING INCOME                                47,326          26,394           92,156         33,289
Income from joint ventures                         554           1,451            2,414          3,502
Interest expense                                  (284)           (382)            (606)          (758)
Interest and other income, net                     513             585              944          1,057
Gain on sale of joint venture interest               0               0           26,362              0
                                              --------        --------       ----------       --------
Income before income taxes                      48,109          28,048          121,270         37,090
Provision for income taxes                      19,036          11,127           47,308         14,723
                                              --------        --------       ----------       --------
NET INCOME                                    $ 29,073        $ 16,921       $   73,962       $ 22,367
                                              ========        ========       ==========       ========
EARNINGS PER SHARE:
   Basic                                      $   1.11        $   0.69       $     2.86       $   0.92
                                              ========        ========       ==========       ========
   Diluted                                    $   1.09        $   0.66       $     2.79       $   0.88
                                              ========        ========       ==========       ========
CASH DIVIDENDS DECLARED PER SHARE             $  0.075        $  0.075       $     0.15       $   0.15
                                              ========        ========       ==========       ========
WEIGHTED AVERAGE COMMON SHARES
   OUTSTANDING:
   Basic                                        26,089          24,376           25,834         24,365
                                              ========        ========       ==========       ========
   Diluted                                      26,581          25,566           26,489         25,433
                                              ========        ========       ==========       ========

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                             METAL MANAGEMENT, INC.
                               EBITDA (AS DEFINED)
                    RECONCILIATION TO GAAP FINANCIAL MEASURES
                            (unaudited, in thousands)

                                                   THREE MONTHS ENDED               SIX MONTHS ENDED
                                             -----------------------------   -----------------------------
                                             SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,
                                                  2006            2005            2006            2005
                                             -------------   -------------   -------------   -------------
Net income                                      $29,073         $16,921        $ 73,962         $22,367
Add Back:
   Depreciation and amortization                  7,344           4,363          14,191           8,977
   Tax provision                                 19,036          11,127          47,308          14,723
   Stock-based compensation expense               1,801           1,864           2,979           3,362
   Income from joint ventures                      (554)         (1,451)         (2,414)         (3,502)
   Gain on sale of  joint venture interest            0               0         (26,362)              0
   Interest expense                                 284             382             606             758
   Interest and other income, net                  (513)           (585)           (944)         (1,057)
   Severance and other charges                        0               0             442               0
   (Gain) loss on sale of fixed assets              (59)             12             251              (4)
                                                -------         -------        --------         -------
EBITDA (AS DEFINED)                             $56,412         $32,633        $110,019         $45,624
                                                =======         =======        ========         =======